Exhibit 10.90

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 2, 2015 (the “Execution Date”), by and between Twinlab Consolidated Holdings, Inc., a Nevada corporation (the “Company”), and Golisano Holdings LLC, a New York limited liability company (the “Purchaser”).

Recitals

A.           The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and, if necessary, Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.           The Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 88,711,241 shares of common stock (the “Closing Shares”), par value $0.001 per share (the “Common Stock”) of the Company which constitutes as of immediately following the Closing (as defined below) thirty percent (30%) of the Company’s issued and outstanding Common Stock and a Common Stock Purchase Warrant (the “Warrant”) to purchase additional shares of Common Stock in substantially the form attached hereto as Exhibit A. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrant collectively are referred to herein as the “Warrant Shares” and together with the Closing Shares, the “Shares.”

C.           Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (as amended, modified, restated or supplemented from time to time, the “Registration Rights Agreement”) pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws, and will agree to provide certain other rights to the Purchaser.

D.           Contemporaneously with the execution and delivery of this Agreement, the Company, certain of the Company’s stockholders (the “Voting Stockholders”) and the Purchaser are executing and delivering a Voting Agreement, substantially in the form attached hereto as Exhibit C (as amended, modified, restated or supplemented from time to time, the “Voting Agreement”), pursuant to which the Voting Stockholders have agreed to vote their shares of Common Stock in favor of electing the Purchaser’s nominee to the Company’s Board of Directors and certain other matters.

Now, Therefore, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

Article 1

DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Acquisition” means the acquisition by the Company of all of the issued and outstanding membership or other equity interests of the Target Company as contemplated by the Acquisition Agreement.

“Acquisition Agreement” means collectively, (a) the Option Agreement, (b) the Option Notice dated August 13, 2015, executed by the Company and delivered to the Target Company and (c) the Unit Purchase Agreement dated September 2, 2014 (including the Disclosure Schedules and Exhibits thereto), as amended, among the Company, the Target Company and its members.

“Acquisition Documents” means the Acquisition Agreement and the annexes and exhibits attached thereto, and any other documents or agreements executed in connection with the transactions contemplated thereunder.

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company or any of its Subsidiaries or any of their properties or any officer, director or employee of the Company or any of its Subsidiaries acting in his or her capacity as an officer, director or employee of the Company or any of its Subsidiaries before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405. With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Agreement” has the meaning set forth in the Preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Capstone Agreement” means (a) the Agreement for Limited Waiver of Non-Circumvention Provision, dated as of July 5, 2015 (the “Capstone Waiver Agreement”), whereby Capstone Financial Group, Inc. ("Capstone"), for a fee as set forth therein, agreed to provide the Company with a limited waiver of the “Noncircumvention Provision” (as defined in the Capstone Waiver Agreement) with respect to a particular “Investor” (as defined in the Capstone Waiver Agreement); and (b) the Compromise Agreement and Release, dated as of May 28, 2015 whereby, among other things, Capstone granted to the Company three separate contingent call option rights to acquire from Capstone, at a call option exercise price of $0.01 per share with respect to a number of shares of outstanding shares of Common Stock owned by Capstone.

“Closing” means the closing of the purchase by the Purchaser and sale by the Company of Shares to the Purchaser pursuant to this Agreement on the Closing Date as provided in Section 2.1(a) hereof.

“Closing Date” means the date on which the last to be satisfied or waived of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 (other than those to be satisfied at the Closing) shall have been satisfied or waived.

“Closing Shares” has the meaning set forth in the Recitals.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Common Stock Proportional Ownership” means on each date, the ratio, as of such date, of (i) the shares of Common Stock owned by Purchaser and its Affiliates on such date, to (ii) all shares of Common Stock which are issued and outstanding on such date. As of the Closing Date, the Purchaser’s Common Stock Proportional Ownership is 0.30.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Counsel” means Wilk Auslander LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the Company’s CEO and any officers of the Company who have responsibility for the matter or matters that are the subject of the statement, provided, however, that the CEO and such officers have conducted reasonable investigation and due inquiry of such matter or matters.

“Company Material Adverse Effect” means any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, has resulted in or would reasonably be expected to result in (a) a material adverse effect on the results of operations, assets, liabilities, business or financial condition of the Company and/or its Subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Company Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company and/or its Subsidiaries operates provided that such effects are not borne disproportionately by the Company and/or its Subsidiaries, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement; or (b) any inability of the Company to perform its obligations under this Agreement, any of the other Golisano Investment Documents or to consummate the Acquisition in accordance with the terms of the Acquisition Documents.

“Control” (including the terms “controlling”, “controlled” by or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Derivative Securities” means any securities of the Company which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Disclosure Materials” means (a) the Disclosure Schedules and (b) the SEC Reports, provided, however, that (i) any information contained in any part of any SEC Reports shall not be deemed to be an exception to any representation or warranty by the Company in Section 3.1 unless the relevance of such item as an exception is reasonably apparent on its face and (ii) in no event shall any risk factor disclosure under the heading “Risk Factors” or disclosure set forth in any “forward looking statements” disclaimer or other general statements to the extent they are predictive or forward looking in nature that are included in any part of any SEC Report be deemed to be an exception to any representation or warranty, or, as applicable, a disclosure for purposes of, any provision in this Agreement.

“Disclosure Schedules” means the disclosure schedules attached to this Agreement.

“Disposition” has the meaning set forth in Section 4.12.

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“Evaluation Date” has the meaning set forth in Section 3.1(v).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"Excluded Securities" means (a) any shares of Common Stock issued pursuant to the "Qualified Derivative Securities" which are referred to in the Warrant, (b) any shares of Common Stock issued pursuant to an employee and director stock incentive plan approved by the Board of Directors and (c) any shares of Common Stock that are issued contemporaneously with the surrender of outstanding shares by Thomas A. Tolworthy for no consideration.

“Execution Date” has the meaning set forth in the Preamble.

“FDA” has the meaning set forth in Section 3.1(o).

“Future Equity Issuance” has the meaning set forth in Section 4.14(a).

“Future Equity Issuance Notice” has the meaning set forth in Section 4.14(b).

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Great Harbor Securities Purchase Agreement” means that certain Stock Purchase Agreement dated October 1, 2015 between the Company and Great Harbor Capital, LLC, pursuant to which Great Harbor Capital, LLC agreed to purchase 41,379,310 shares of Common Stock for a purchase price of $12,000,000.

“Great Harbor Equity Financing Documents” means the Great Harbor Securities Purchase Agreement and the annexes and exhibits attached thereto, and any other documents or agreements executed in connection with such document.

“Great Harbor Equity Financing Transactions” means the transactions contemplated by the Great Harbor Equity Financing Documents.

“Golisano Investment Documents” means this Agreement, the Registration Rights Agreement, the Voting Agreement, the Warrant, the Irrevocable Transfer Agent Instructions, the annexes and exhibits attached hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit or body and any court or other tribunal); or (d) self-regulatory organization.

“Indemnified Person” has the meaning set forth in Section 4.8(b).

“Intellectual Property” has the meaning set forth in Section 3.1(r).

“Irrevocable Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit D, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Lien” means any lien, charge, claim, encumbrance, security interest, priority, right or preferential treatment of any kind, right of first refusal, preemptive right or other restrictions of any kind.

“Material Contract” means any contract of the Company or any Subsidiary that has been filed or is required to be filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K (including, for purposes hereof, any contracts that are required to be filed as an exhibit to a Form 10).

“Material Permits” has the meaning set forth in Section 3.1(p).

"New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“New York Courts” means the state and federal courts sitting in the State of New York.

“Option Agreement” means the Option Agreement dated September 2, 2014 (including the Disclosure Schedules and Exhibits thereto), as amended by Amendment No.1 dated July 13, 2015, Amendment No. 2 dated July 14, 2015, Amendment No. 3 dated July 15, 2015, Amendment No. 4 dated July 16, 2015 and Amendment No. 5 dated July 17, 2015, each of which are among the Company, the Target Company and its members.

“Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal, applicable to the Company or the Purchaser.

“Outside Date” means November 15, 2015.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Pre-Equity Issuance Notice” has the meaning set forth in Section 4.14(b).

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on or quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the OTC Bulletin Board.

“Press Release” has the meaning set forth in Section 4.6.

“Public Information Failure” has the meaning set forth in Section 4.3(b).

“Public Information Failure Payments” has the meaning set forth in Section 4.3(b).

“Purchase Price” means $25,000,000.

“Purchaser” has the meaning set forth in the preamble to this Agreement.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.8(a).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Regulation D” has the meaning set forth in the Recitals.

“Reporting Period” has the meaning set forth in Section 4.3(a).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(vii).

“Securities” means the Closing Shares and the Warrant.

“Securities Act” has the meaning set forth in the Recitals.

“Shares” has the meaning set forth in the Recitals.

“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Solvent” means the Company (a) owns property whose fair saleable value is greater than the amount required to pay all of the Company’s liabilities (including contingent liabilities, discounted by the probability of such debts becoming due and payable), (b) is able to pay all of its liabilities as such liabilities become due and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

“Stock Certificates” has the meaning set forth in Section 2.2(a)(vi).

“Subsidiary” means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

“Target Company” means Organic Holdings, LLC, a Delaware limited liability company.

“Target Material Adverse Effect” means any state of facts, change, development, event, effect, condition, occurrence, action or omission that, individually or in the aggregate, has resulted in or would reasonably be expected to result in a material adverse effect on the results of operations, assets, liabilities, business or financial condition of the Target Company and/or its Subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Target Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Target Company and/or its Subsidiaries operates provided that such effects are not borne disproportionately by the Target Company and/or its Subsidiaries, (ii) effects resulting from or relating to the announcement or disclosure of the Acquisition or other transactions contemplated by the Acquisition Agreement, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with the Acquisition Agreement or its ability to consummate the transactions contemplated by the Acquisition Agreement.

“Tolworthy Share Surrender Transaction” means that Thomas A. Tolworthy shall have surrendered to the Company for no consideration 53,892,009 shares of Common Stock pursuant to a surrender agreement that is in form and substance satisfactory to Purchaser in its sole discretion.

“Trading Affiliate” has the meaning set forth in Section 3.2(h).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (unless the Principal Trading Market is the OTC Bulletin Board or the “pink sheets”), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board or the OTC QB, OTC QX or “pink sheets” tier of the OTC Markets Group, Inc.), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market (other than the OTC QB, OTC QX or “pink sheets” tier of the OTC Markets Group, Inc.), a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC QB, OTC QX or “pink sheets” tier of the OTC Markets Group, Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE-MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTC QB, OTC QX or “pink sheets” tier of the OTC Markets Group, Inc. (or any similar organization or agency succeeding to its functions of reporting prices) on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means the Acquisition Documents, the Great Harbor Equity Financing Documents and the Golisano Investment Documents.

“Transactions” means collectively (a) the Acquisition, (b) the Great Harbor Equity Financing Transaction, (c) the Tolworthy Share Surrender Transaction, (d) the transactions contemplated hereby and (e) the payment of fees and expenses related thereto and hereto.

“Transfer Agent” means West Coast Stock Transfer, Inc., or any successor transfer agent for the Company.

“Voting Agreement” has the meaning set forth in the Recitals.

“Voting Stockholders” has the meaning set forth in the Recitals.

“Warrant” has the meaning set forth in the Recitals.

“Warrant Shares” has the meaning set forth in the Recitals.

Article 2

PURCHASE AND SALE

2.1          Closing.

(a)          Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to sell to the Purchaser, the Securities at the Purchase Price.

(b)          Closing. The Closing of the purchase and sale of the Securities shall take place remotely by exchange of documents delivered by facsimile transmission or other electronic means as the parties may mutually agree.

(c)          Purchase Price Payment; Issuance of Stock Certificate. On the Closing Date, (i) the Purchaser shall wire an amount equal to the Purchase Price, in United States dollars and in immediately available funds, by wire transfer to the Company’s account, as set forth in instructions previously provided to the Purchaser, and (ii) the Company shall irrevocably instruct the Transfer Agent to deliver to the Purchaser one or more stock certificates, free and clear of all restrictive and other legends except as expressly provided in Section 4.1(b) hereof or in the Golisano Investment Documents, evidencing the Closing Shares and the Company shall issue to the Purchaser the Warrant executed on behalf of the Company by an authorized officer of the Company and registered in the name of the Purchaser.

2.2          Closing Deliveries.

(a)          Company Deliverables. On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Purchaser the following (the “Company Deliverables”):

(i)          this Agreement, duly executed by the Company;

(ii)         the Warrant duly executed by the Company;

(iii)        the Voting Agreement, duly executed by the Company and the Voting Stockholders;

(iv)        the Registration Rights Agreement, duly executed by the Company;

(v)         the documentary evidence required by Sections 5.1(g), 5.1(h), 5(i), 5(j), and 5.1(k);

(vi)        a copy of the duly executed Irrevocable Transfer Agent Instructions delivered to the Transfer Agent, relating to the issuance of stock certificates, free and clear of all restrictive and other legends except as provided in Section 4.1(b) hereof or the Golisano Investment Documents, evidencing the Closing Shares subscribed for by the Purchaser hereunder to be registered in the Purchaser’s name (the “Stock Certificate”) with the original Stock Certificate to be delivered to the address set forth in Section 6.3 following the Closing;

(vii)       a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the articles of incorporation, as amended, and bylaws of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit E;

(viii)      a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Nevada, as of a date within five (5) days of the Closing Date;

(ix)         a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State of the State of New York as of a date within five days of the Closing Date; and

(xi)         a certified copy of the Articles of Incorporation, as certified by the Secretary of State of the State of Nevada, as of a date within ten (10) days of the Closing Date;

(xii)        a compliance certificate, dated as of the Closing Date and signed by the Company’s Chief Executive Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l) and (m), provided that (m) may be based on the CEO’s actual knowledge, in substantially the form attached hereto as Exhibit F; and

(xiii)       a legal opinion of Company Counsel, dated as of the Closing Date and in substantially the form attached hereto as Exhibit G, executed by such counsel and addressed to the Purchaser.

(b)          Purchaser Deliverables. On or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)          this Agreement, duly executed by the Purchaser;

(ii)         the Registration Rights Agreement duly executed by the Purchaser;

(iii)        the Voting Agreement duly executed by the Purchaser; and

(iv)        the Purchase Price in United States dollars and in immediately available funds, by wire transfer to the Company’s account as previously provided to the Purchaser.

Article 3

REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. The Company hereby represents and warrants as of Execution Date and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Purchaser that, except as disclosed in the Disclosure Materials, which shall be deemed a part hereof and shall qualify only the representations made by the Company herein which specifically reference the applicable Disclosure Materials and then only to the extent of the applicable disclosure made in such Disclosure Materials:

(a)          Subsidiaries. The Company has no direct or indirect Subsidiaries other than Twinlab Consolidation Corporation, a Delaware corporation, Twinlab Holdings, Inc., a Michigan corporation, Twinlab Corporation, a Delaware corporation, ISI Brands Inc., a Michigan corporation, NutraScience Labs, Inc., a Delaware corporation, and NutraScience Labs IP Corporation, a Delaware corporation. Except as set forth on Section 3.1(a) of the Disclosure Schedules, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable, free of preemptive and similar rights to subscribe for or purchase securities and there are no commitments for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase, any securities of any such Subsidiary.

(b)          Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its articles of incorporation or certificate of incorporation or bylaws or other organizational documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Company Material Adverse Effect, and no Action has been instituted, is pending, or, to the Company’s Knowledge, has been threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)          Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which the Company is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Securities) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will, constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application or insofar as indemnification and contribution provisions may be limited by applicable law.

(d)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and all of the other Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Securities, the issuance of shares of Common Stock pursuant to the Great Harbor Equity Financing Transaction Documents and the consummation of the Acquisition) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiaries’ articles of incorporation, certificates of incorporation or bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract or (iii) subject to the Required Approvals, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or any Subsidiary is bound or affected), except in the case of clause (iii) would not individually or in the aggregate have a Company Material Adverse Effect.

(e)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Securities), other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by applicable state securities laws, (iii) the filing, if necessary, of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.6 of this Agreement and (vi) those set forth in Section 3.1(e) of the Disclosure Schedules, all of which have been made or obtained prior to the Execution Date and copies of which have been provided to Purchaser (collectively, the “Required Approvals”).

(f)          Issuance of the Securities.

(i)          The Securities have been duly authorized and, when issued and paid for in accordance with the terms of the Golisano Investment Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Golisano Investment Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock which may be issued as Warrant Shares under the Warrant.

(ii)         Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

(g)          Capitalization.

(i)           The authorized capital stock of the Company is as follows:

(A)         The authorized capital stock of the Company consists of (1) 5,000,000,000 shares of Common Stock, of which 219,505,594 shares are issued and outstanding, and (2) 5,000,000 shares of preferred stock, par value $0.0001 (“Preferred Stock”) of which no shares are outstanding.

(B)         Immediately following the Closing after giving effect to the Transactions, the authorized capital stock of the Company shall consist of (1) 5,000,000,000 shares of Common Stock, of which 295,704,136 shares will be issued and outstanding, and (2) 5,000,000 shares of Preferred Stock, of which no shares will be issued and outstanding.

(ii)  (A) all of the issued and outstanding shares of capital stock of the Company are and immediately following the Closing will have been duly authorized, validly issued, fully paid and non-assessable, (B) all of the issued and outstanding shares of capital stock of the Company are and immediately following the Closing will have been issued in compliance with all applicable federal and state securities laws, (C) none of the issued and outstanding shares of capital stock of the Company have been and immediately following the Closing will have been issued in violation of any agreement, arrangement or commitment to which the Company or any of its Affiliates is a party or is subject to or in violation of any preemptive or similar rights of any Person. The issued and outstanding shares of capital stock in the Company immediately following the Closing will be held by the stockholders in the amounts shown in Section 3.1(g)(ii) of the Disclosure Schedules.

(iii)        Section 3.1(g)(iii) of the Disclosure Schedules sets forth, as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, all outstanding or authorized stock options and warrants relating to the capital stock of the Company. Except as set forth on Section 3.1(g)(iii) of the Disclosure Schedules, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock or any other interest in the Company or such Subsidiary, as applicable. Any warrants shown on Section 3.1(g)(iii) of the Disclosure Schedules as having been exercised are of no further force or effect, and the named holder of such exercised warrants has no further rights under such warrants.

(iv)        The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth in the Great Harbor Securities Purchase Agreement, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Golisano Investment Documents that have not been effectively waived as of the Closing.

(v)         Except for the Golisano Investment Documents and except as set forth on Section 3.1(g)(v) of the Disclosure Schedules, there are no voting trusts, stockholder agreements, proxies or other agreements, understandings or obligations in effect with respect to the voting, transfer or sale (including any rights of first refusal, rights of first offer or drag-along rights), issuance (including any pre-emptive or anti-dilution rights), redemption or repurchase (including any put or call or buy-sell rights), or registration (including any related lock-up or market standoff agreements) of any shares of capital stock or other securities of the Company.

(vi)        Except as set forth in Section 3.1(g)(vi) of the Disclosure Schedules, (A) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (B) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (C) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (D)  the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; (E) the Company does not have any agreements or arrangements pursuant to which Company warrants or other securities of the Company would be adjusted based on failure to meet any earnings or EBITDA targets; and (F) the Company has no liabilities or obligations required to be disclosed in the SEC Reports (including, for purposes hereof, any liabilities that are required to be disclosed in a Form 10-K) but not so disclosed in the SEC Reports except liabilities or obligations incurred in the ordinary course of business and consistent with past practice since the date of the last balance sheet included in the SEC Reports.

(h)          SEC Reports.

(i)          The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for twelve (12) months preceding and including the last day prior to the Execution Date or such shorter period as the Company was required by law or regulation to file such material (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

(ii)         As of their respective filing dates, or to the extent corrected by a subsequent amendment, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(iii)        Each of the Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed (or incorporated by reference) as an exhibit to the SEC Reports. Without limiting the foregoing, to the extent not filed as an exhibit the Company has provided the Purchaser with true, correct and complete copies of all waivers and amendments to all debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound. The description of the Material Contracts, documents or other agreements contained in the SEC Reports (as the case may be) reflect in all material respects the terms of the underlying contract, document or other agreement. Each such Material Contract, document or other agreement is in full force and effect and is valid and enforceable by and against the Company or the Subsidiaries, as applicable, in accordance with its terms. Except as described in the SEC Reports, neither the Company nor any of its Subsidiaries is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would result in a Company Material Adverse Effect.

(iv)        To the Company’s Knowledge there is no event occurring on or prior to the Closing Date (other than the transactions contemplated by the Transaction Documents) that requires the filing of a Current Report on Form 8-K after the Closing.

(i)          Financial Statements. The consolidated financial statements of the Company and its consolidated Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such consolidated financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments which are not material either individually or in the aggregate.

(j)          Tax Matters. The Company and each of its Subsidiaries (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company or the applicable Subsidiary and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where the failure to so pay or file or set aside provisions for any such tax, assessment, charge or return would not have or reasonably be expected to have a Company Material Adverse Effect.

(k)          Material Changes. Since March 31, 2015, except as specifically disclosed in the SEC Reports, (i) there have been no events, occurrences or developments, either individually or in the aggregate that have had or would reasonably be expected to have a Company Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s consolidated financial statements pursuant to GAAP or to be disclosed in filings made with the Commission, (iii) the Company has not materially altered its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Reports and (vi) there has not been any material change or amendment to, or any waiver of any material right under, any Material Contract under which the Company or any Subsidiary or any of their respective assets is bound or subject. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed in the SEC Reports.

(l)          Environmental Matters. The Company (i) is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii)  to the Company’s Knowledge does not own or operate any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) to the Company’s Knowledge is not subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would reasonably be expected to have a Company Material Adverse Effect; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

(m)          Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, (ii) except as set forth on Section 3.1(m)(ii) of the Disclosure Schedules, involves a claim of violation of or liability under any federal, state, local or foreign laws governing the operations of the Company and its Subsidiaries, including without limiting the generality of the foregoing, laws regulating the protection of human health, including without limiting the generality of the foregoing, laws relating to the manufacture, processing, packaging, labeling, marketing, distribution, use, inspection, treatment, storage, disposal, transport or handling of the Company’s or its Subsidiaries’ products, and regulated or hazardous substances, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder, all as may be in effect from time to time and all successors, replacements and expansions thereof, (iii) involves injury to or death of any person arising from or relating to any of the products of the Company or its Subsidiaries or (iv) could, if there were an unfavorable decision, either individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect. During the past five years, neither the Company nor any Subsidiary, nor to the Company’s Knowledge any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. During the past five years, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(n)          Employment Matters. No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would have or reasonably be expected to result in a Company Material Adverse Effect. None of the Company’s or any Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any Subsidiary is a party to a collective bargaining agreement, and the Company believes that its relationship with its employees is good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company or any of its Subsidiaries that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the Company’s Knowledge, no executive officer or key employee of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and to the Company’s Knowledge, the continued employment of each such executive officer or key employee does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters, except, in each case, matters that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect. The Company and each Subsidiary is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, result in, or reasonably be expected to result in, a Company Material Adverse Effect.

(o)          Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under or a violation of), any indenture, loan or credit agreement or any other Material Contract (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or any Subsidiary or their respective properties or assets and (iii) is or has been in violation of, or, except as set forth in Section 3.1(o) of the Disclosure Schedules, in receipt of notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, including without limitation, all applicable rules and regulations of the Food and Drug Administration (the “FDA”), and all applicable laws, statutes, ordinances, rules or regulations (including, without limitation, the Federal Food, Drug and Cosmetic Act of 1938, as amended and similar foreign laws and regulations) enforced by the FDA or equivalent foreign authorities, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect.

(p)          Regulatory Permits. The Company and each of its Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports, including without limitation the FDA, except where the failure to possess such permits, individually or in the aggregate, has not had and would not have or would not reasonably be expected to result in a Company Material Adverse Effect (“Material Permits”). Neither the Company, nor any Subsidiary has received any notice of Actions relating to the revocation or modification of any such Material Permits and, to the Company’s Knowledge, there are no facts or circumstances that the Company or any Subsidiary would reasonably expect to give rise to the revocation or modification of any Material Permits.

(q)          Title to Assets. The Company and each of its Subsidiaries has good and marketable title to all real property and tangible personal property owned by it which is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens except liens of the Company’s senior and subordinated lenders as disclosed in the SEC Reports and except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and except for Liens for the payment of federal, state or other taxes for which appropriate reserves have been made in accordance with GAAP and the payment of which is not delinquent or subject to penalties. Any real property and facilities held under lease by the Company or any Subsidiary are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made of such property and buildings by the Company and its Subsidiaries.

(r)          Intellectual Property. The Company and each of its Subsidiaries owns, possesses, licenses or has other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark applications and registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual and proprietary rights and processes (collectively, the “Intellectual Property”) necessary or material for the conduct of its businesses as now conducted as described in the SEC Reports and, with respect to material activities, as now contemplated to be conducted as described in the SEC Reports and which the failure to so own, possess, license or have other rights to use would not have or reasonably be expected to result in a Company Material Adverse Effect. Except where any such violations or infringements would not have a Company Material Adverse Effect, (i) to the Company’s Knowledge, the Company’s or its Subsidiaries’ use of any such Intellectual Property in the conduct of its business as presently conducted as described in the SEC Reports and, with respect to material activities, as now contemplated to be conducted as described in the SEC Reports does not violate or infringe upon the patent, trademark, copyright, trade secret or other proprietary rights of any third parties; (ii) to the Company’s Knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no Action challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property; (iv) there is no Action challenging the validity or scope of any such Intellectual Property; and (v) there is no Action that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of other. There is no pending or, to the Company’s Knowledge, threatened Action challenging the Company’s or any Subsidiary’s rights in or to any Intellectual Property, or challenging inventorship, validity or scope of any such Intellectual Property. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of its and its Subsidiaries’ Intellectual Property, except where failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. None of the technology employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any Subsidiary in violation of any contractual obligation binding on the Company or any Subsidiary or, to the Company’s Knowledge, any of its or its Subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any Person, which violations would have or would reasonably be expected to have a Company Material Adverse Effect.

(s)          Insurance. The Company and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent in the businesses and locations in which the Company and its Subsidiaries are engaged. Neither the Company nor any Subsidiary has received any notice of cancellation of any such insurance, nor to the Company’s Knowledge will it be unable to renew its existing insurance coverage for the Company or any Subsidiary as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(t)          Acquisition; Great Harbor Equity Financing; and Solvency.

(i)          A true, complete and correct executed copy of the Acquisition Documents and the Great Harbor Equity Financing Documents have been provided to the Purchaser. Except for any amendments or modifications as have been approved in writing by the Purchaser, the Acquisition Documents nor the Great Harbor Equity Financing Documents have been amended or modified, no such amendment or modification is contemplated, there are no side letters or other agreements, contracts or arrangements related to Acquisition or the Great Harbor Equity Financing Transactions other than as expressly set forth therein. The Acquisition Agreement and the Great Harbor Equity Financing Documents are in full force and effect and are the legal, valid, binding and enforceable obligations of the Company and, to the Company’s Knowledge, each of the other parties thereto, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general application relating to or affecting creditors’ rights generally and subject to general equitable principles (whether considered in a proceeding in equity or at law). There are no conditions or other contingencies related to the transactions contemplated by the Acquisition Agreement or the Great Harbor Equity Financing Documents other than as expressly set forth therein. No event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of the Company or, to the Company’s Knowledge, any other party thereto under the Acquisition Agreement or the Great Harbor Equity Financing Documents.

(ii)         To the Company’s Knowledge all of the representations and warranties made in the Acquisition Agreement by the Target and those Persons owning equity in the Target are true, correct and complete in all respects.

(iii)        Assuming the satisfaction of the conditions set forth in Article 5 of this Agreement, the Company has no reason to believe that any condition to the Closing will not be satisfied. Assuming the satisfaction of the conditions set forth in Article 5 of this Agreement the Company will have as of the Closing Date funds sufficient to pay the purchase price due the Persons holding equity interests in the Target.

(iv)        On the Closing Date and immediately after the consummation of the Transactions the Company and its Subsidiaries will be Solvent.

(u)          Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the executive officers or directors of the Company or any Subsidiary and, to the Company’s Knowledge, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(v)         Sarbanes-Oxley; Internal Accounting Controls. Except as disclosed below in this Section 3.1(v), the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the Execution Date, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of Execution Date and as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and its Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers that at the end of the period covered by that report, such disclosure controls and procedures were not effective. This was due to the Company's lack of documentation or testing and correction procedures of current internal control procedures. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries except that the Company has engaged an experienced public accountant to assist it in assessing the Company's controls and financials and consulted with a Sarbanes-Oxley consultant in order to assess the Company's timeline for full compliance.

(w)          Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any person or entity as a result of the transactions contemplated by this Agreement or any of the other Transaction Documents, no Person will have any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Company shall indemnify, pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(x)          Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement (without giving effect to any materiality qualifiers therein), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser under the Golisano Investment Documents.

(y)          Registration Rights. Except as set forth in Section 3.1(y) of the Disclosure Schedules, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. None of the Persons listed on Section 3.1(y) of the Disclosure Schedules has piggyback or other registration rights which would entitle them to have the shares of Common Stock held by them registered under a registration statement that the Company is required to file with the Commission for the Purchaser pursuant to the Registration Rights Agreement.

(z)          No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

(aa)         No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 (without giving effect to any materiality qualifiers therein), except as disclosed in the SEC Reports and except for the Great Harbor Equity Financing Transactions, neither the Company nor any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(bb)         Disclosure. All disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereto.

(cc)         Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Company’s Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the Execution Date, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be in compliance with all listing and maintenance requirements of the Principal Trading Market.

(dd)         Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(ee)         Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(ff)         Application of Takeover Protections; Rights Agreements. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of the State of Nevada that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(gg)         Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Reports (including, for purposes hereof, any that are required to be disclosed in a Form 10) and is not so disclosed or that otherwise would have or could be reasonably expected to have a Company Material Adverse Effect.

(hh)         Acknowledgment Regarding the Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities.

(ii)          Foreign Corrupt Practices. Neither the Company nor the Subsidiaries, nor to the Company’s Knowledge, any agent or other person acting on behalf of the Company or any of the Subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended

3.2          Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of Execution Date and as of the Closing Date to the Company as follows:

(a)          Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite limited liability company power and authority to enter into and to consummate the transactions contemplated by the Golisano Investment Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company action on the part of the Purchaser. Each Golisano Investment Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application or insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          No Conflicts. The execution, delivery and performance by the Purchaser of the Golisano Investment Documents to which it is a party and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Organization or the Operating Agreement of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Purchaser is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c)          Investment Intent. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and that it is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; the Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)          Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at Execution Date, it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)          General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)          Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g)          Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, officers of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Golisano Investment Documents (as qualified by the Disclosure Materials).

(h)          Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither the Purchaser nor, to the knowledge of the Purchaser, any Affiliate of the Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Securities and (iii) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Notwithstanding the foregoing, and except as otherwise provided in Section 4.12, neither the Purchaser nor any of its Trading Affiliates makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the effectiveness of the Registration Statement.

(i)           Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(j)           Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Golisano Investment Documents. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(k)          Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(l)           No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)         Regulation M. The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchaser.

(n)          Residency. The Purchaser’s principal executive offices are in the State of New York.

(o)          Trading Market. The Purchaser acknowledges that the Securities are quoted over-the-counter, and that no securities issued by the Company are listed on a national securities exchange.

The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Golisano Investment Documents.

Article 4

OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)          Compliance with Laws. Notwithstanding any other provision of the Golisano Investment Documents, the Purchaser covenants that the Shares, may only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) to an Affiliate of the Purchaser, (iv) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters if required) that the Securities may be sold pursuant to such rule) or Rule 144A, (v) pursuant to Rule 144 without the requirement that the Company be in compliance with the current public information requirements of Rule 144 and without other restriction following the applicable holding period or (vi) in connection with a bona fide pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of the Purchaser under this Agreement and the Registration Rights Agreement.

(b)          Legends. Certificates evidencing the Closing Shares and, upon issuance the Warrant Shares, shall bear any legend as required by the “Blue Sky” laws of any state and a restrictive legend in substantially the following form until such time as they are not required under Section 4.1(c) (and a stock transfer order may be placed against transfer of the certificates for the Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

In addition, if the Purchaser is an Affiliate of the Company, certificates evidencing the Shares issued to the Purchaser shall bear a customary “affiliates” legend.

(c)          Removal of Legends. Subject to the Company’s right to request an opinion of counsel as set forth in Section 4.1(a), the legend set forth in Section 4.1(b) above shall be removable and the Company shall issue or cause to be issued a certificate without such legend or any other legend (except for any “affiliates” legend as set forth in Section 4.1(b)) to the holder of the applicable Shares upon which it is stamped if (i) such Shares are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to the effective registration statement registering the Shares for resale, the Purchaser agrees to only sell such Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Shares are sold or transferred in compliance with Rule 144 (if the transferor is not an Affiliate of the Company), including without limitation in compliance with the current public information requirements of Rule 144 if applicable to the Company at the time of such sale or transfer, and the holder and its broker have delivered customary documents reasonably requested by the Transfer Agent and/or Company Counsel in connection with such sale or transfer, or (iii) such Shares are eligible for sale under Rule 144 without the requirement that the Company be in compliance with the current public information requirements of Rule 144 and without other restriction and Company Counsel has provided written confirmation of such eligibility to the Transfer Agent. Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the removal of such legend shall be borne by the Company. At such time as a legend is no longer required for certain Shares, the Company will no later than three (3) Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent (with concurrent notice and delivery of copies to the Company) of a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, and together with such other customary documents as the Transfer Agent and/or Company Counsel shall reasonably request), deliver or cause to be delivered to the transferee of the Purchaser or the Purchaser, as applicable, a certificate representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1.

(d)          Irrevocable Transfer Agent Instructions. The Company shall issue Irrevocable Transfer Agent Instructions to its Transfer Agent, and any subsequent Transfer Agent. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions or instructions consistent therewith or otherwise contemplated hereby or thereby or by the other Transaction Documents or such other documents as the Transfer Agent may request in connection with any such instructions will be given by the Company to its Transfer Agent in connection with this Agreement, and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in and subject to the terms of this Agreement, the other Golisano Investment Documents and applicable law.

(e)          Acknowledgement. The Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act. Purchaser acknowledges that the delivery of the Irrevocable Transfer Agent Instructions and any removal of any legends from certificates representing the Shares as set forth in this Section 4.1 is predicated on the Company’s reliance upon the Purchaser’s acknowledgement in this Section 4.1(e).

4.2          Acknowledgment of Dilution. The Company acknowledges that the issuance of the Shares may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligations under the Golisano Investment Documents, including without limitation its obligation to issue the Shares pursuant to the Golisano Investment Documents, are, subject to the terms and conditions expressly set forth in this Agreement, with respect to the Closing Shares, and the Warrant, with respect to the Warrant Shares, unconditional and absolute and not subject to any right of set-off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3          Furnishing of Information.

(a)          Until such time that the Purchaser no longer owns Securities (the “Reporting Period”), the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after Execution Date pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act. Without limiting any of the Company’s obligations under the Registration Rights Agreement, during the Reporting Period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Shares under Rule 144. Without limiting any of the Company’s obligations under the Registration Rights Agreement, the Company further covenants that it will take such further action as any holder of the Shares may reasonably request, to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act, including without limitation, within the requirements of the exemption provided by Rule 144.

(b)          At any time commencing on the Closing Date and ending at such time that all of the Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to the Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2%) of the aggregate Purchase Price paid for the Shares held by the Purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured, and (ii) such time that such public information is no longer required for the Purchaser to transfer the Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (A) the last day of the calendar month during which such Public Information Failure Payments are incurred and (B) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4          Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as and if required under Regulation D and to provide a copy thereof to the Purchaser, if the Purchaser so requests in writing, promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary in order to qualify the Securities for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), which, subject to the accuracy of the Company’s and the Purchaser’s representations and warranties set forth herein, shall consist of the submission of all filings and reports relating to the offer and sale of the Securities pursuant to Rule 506 of Regulation D required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date, and shall provide evidence of any such action so taken to the Purchaser, if Purchaser so requests, in writing.

4.5          No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that the Affiliates of the Company shall not, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.6          Securities Laws Disclosure; Publicity. Within the time required by the Exchange Act, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents). From and after the filing of the Form 8-K, Purchaser shall not be in possession of any material, non-public information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the Form 8-K unless the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 4.6, to maintain the confidentiality of all disclosures made to it in connection with such transactions (including the existence and terms of such transactions).

4.7          Non-Public Information. Except with respect to the material terms and conditions of the Transactions, the Company shall not and shall cause each of its officers, directors, employees and agents, not to, provide any Purchaser with any information the Company believes is material, non-public information regarding the Company from and after the filing of the Press Release without the express written consent of the Purchaser, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.

4.8          Indemnification.

(a)          Indemnification of the Purchaser. Subject to this Section 4.8, the Company will indemnify and hold the Purchaser and its managers, officers, members, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Purchaser Party may suffer or incur, as a result of, relating to or arising out of (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Golisano Investment Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Golisano Investment Documents (except to the extent such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under this Agreement or in the other Golisano Investment Documents). The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by a Purchaser Party, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any Purchaser Party or any representative of any Purchaser Party.

(b)          Conduct of Proceedings Involving Indemnification. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any Action in respect of which indemnity may be sought pursuant to Section 4.8(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and the assumption of the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially prejudiced by such failure to notify. In any such Action, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such Action and to employ counsel reasonably satisfactory to such Indemnified Person in such Action; or (iii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company shall not be liable for any settlement of any Action effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened Action in respect of which any Indemnified Person is a party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Action.

(c)          Other Indemnification Terms. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9          Reservation of Shares of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrant.

4.10        Listing of Securities. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Trading Market any additional shares listing application that may be required by such Trading Market covering all of the Shares and shall use its commercially reasonable efforts to take all steps necessary to maintain, so long as any other shares of Common Stock shall be so listed, such listing.

4.11        Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder solely for funding the purchase price due from the Company under the Acquisition Agreement.

4.12        Dispositions and Confidentiality After Execution Date. The Purchaser shall not, and shall cause its Trading Affiliates not to: (a) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”) the Shares; or (b) engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of the Shares by the Purchaser or a Trading Affiliate, except, in each case, for Dispositions pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In addition, the Purchaser agrees that for so long as it owns any Common Stock, it will not enter into any Short Sale of Shares executed at a time when the Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether the Purchaser has an equivalent offsetting long position in the Common Stock, shares that the Purchaser is entitled to receive within sixty (60) days (whether pursuant to contract or upon conversion or exercise of convertible securities) will be included as if held long by the Purchaser. The Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from Execution Date until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6 or (ii) this Agreement is terminated in full pursuant to Section 6.16. The Purchaser understands and acknowledges that the Commission currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Division of Corporation Financing Compliance and Disclosure Interpretation 239.10 regarding short selling.

4.13        Acquisition and Great Harbor Equity Financing Transactions.

(a)          The Company shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Acquisition Documents or the Great Harbor Equity Financing Documents without Purchaser’s prior written consent.

(b)          The Company shall give the Purchaser prompt notice: (i) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach) by any party to the Acquisition Documents or the Great Harbor Equity Financing Documents; (ii) of the receipt of any written notice or other written communication from any Person with respect to (A) any breach, default, termination or repudiation by any party to the Acquisition Documents or the Great Harbor Equity Financing Documents , or (B) any dispute or disagreement between or among any parties to the Acquisition Documents or the Great Harbor Equity Financing Documents ; and (iii) if, for any reason, the Company believes in good faith that there is a dispute or disagreement between or among any parties to the Acquisition Documents or the Great Harbor Equity Financing Documents ..

4.14        Participation in Future Financing.

(a)          Upon any issuance by the Company of New Securities (other than the Excluded Securities) for cash consideration, Indebtedness or a combination thereof (a “Future Equity Issuance” ), the Purchaser shall have the right to participate in the Future Equity Issuance up to an amount equal to its Common Stock Proportional Ownership of the New Securities on the same terms, conditions and price provided for in the Future Equity Issuance. This right of participation in any Future Equity Issuance shall be in addition to the Purchaser’s right to purchase additional shares of Common Stock under the Warrant.

(b)          No less than fifteen (15) Business Days prior to the expected consummation of a Future Equity Issuance, the Company shall deliver to the Purchaser a written notice of its intention to effect a Future Equity Issuance (“Pre-Equity Issuance Notice”), which Pre-Equity Issuance Notice shall ask the Purchaser if it wants to review the details of such equity issuance (such additional notice, a “Future Equity Issuance Notice”). Upon the Purchaser’s request, and only upon a request by the Purchaser, for a Future Equity Issuance Notice, the Company shall within two days after such request, deliver to the Purchaser a Future Equity Issuance Notice. The Future Equity Issuance Notice shall describe in reasonable detail the proposed terms of the Future Equity Issuance, the amount of proceeds intended to be raised thereunder, the intended use of proceeds and the Person or Persons through or with whom such Future Equity Issuance is proposed to be effected and shall include as an attachment a term sheet or similar document relating thereto setting forth all of the material terms of the Future Equity Issuance.

(c)          If the Purchaser desires to participate in a Future Equity Issuance it must provide written notice to the Company by not later than 5:00 p.m. (New York City time) on the 10th Business Day after it has received the Future Equity Issuance Notice that such Purchaser is willing to participate in the Future Equity Issuance, and stating the amount of the Purchaser’s participation.

(d)          If the Company does not receive from the Purchaser a request for a Future Equity Issuance Notice as of the deadline set forth in Section 4.14(b) above or if a request is made for the Future Equity Issuance Notice and the Company does not receive an election to participate in the Future Equity Issuance as of the deadline set forth in Section 4.14(c) above, then the Purchaser shall be deemed to have notified the Company that it does not elect to participate in the Future Equity Issuance pursuant to this Section 4.14.

(e)          If by 5:00 p.m. (New York City time) on the 10th Business Day after the Purchaser has received a Future Equity Issuance Notice, it does not receive a notification by the Purchaser of its willingness to participate in the Future Equity Issuance in an amount that is for the Purchaser’s full Common Stock Proportional Ownership amount of the New Securities being issued in the Future Equity Issuance, then the Company may effect the that portion of such Future Equity Issuance that could have been purchased by the Purchaser (together with the remaining balance of the Future Equity Issuance) on the terms and with those Persons set forth in the Future Equity Issuance Notice.

(f)          The Company and the Purchaser agree that if the Purchaser elects to participate in a Future Equity Issuance, the transaction documents related to the Future Equity Issuance shall not include any term or provision whereby the Purchaser shall be required to agree to any restrictions on trading as to any of the securities purchased pursuant to this Section 4.14 or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement or any of the other Golisano Investment Documents, without the prior written consent of the Purchaser.

(g)          Notwithstanding anything to the contrary in this Section 4.14 and unless otherwise agreed to by the Purchaser, the Company shall either confirm in writing to the Purchaser that the transaction with respect to the Future Equity Issuance has been abandoned or shall publicly disclose its intention to issue the securities in the Future Equity Issuance, in either case in such a manner such that the Purchaser will not be in possession of any material, non-public information, by the twentieth (20th) Business Day following delivery of the Future Equity Issuance Notice. If by such twentieth (20th) Business Day, no public disclosure regarding a transaction with respect to the Future Equity Issuance has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, then such transaction shall be deemed to have been abandoned and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries that relates to the Future Equity Issuance.

Article 5

CONDITIONS PRECEDENT TO CLOSING

5.1          Conditions Precedent to the Obligations of the Purchaser to Purchase Securities at the Closing. The obligation of the Purchaser to acquire Securities at the Closing is subject to the fulfillment to the Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser:

(a)          Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a different specified date.

(b)          Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Golisano Investment Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)          Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities at the Closing (including all Required Approvals, except for those set forth in clauses (i), (ii), (iii) and (v) of Section 3.1(e), which may be obtained after the Closing), all of which shall be and remain so long as necessary in full force and effect.

(e)          No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission.

(f)          Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(g)          Tolworthy Surrender of Shares of Common Stock. The Tolworthy Share Surrender Transaction shall have been consummated, and Thomas A. Tolworthy shall have confirmed in writing to the Company and the Purchaser that he has no further right to purchase additional shares of Common Stock pursuant to any existing contractual agreement except for (i) shares that he may be eligible to receive pursuant to applicable employee stock incentive programs pursuant to his employment agreement with the Company, and (ii) any pre-emptive right agreement approved by both the Board and the Purchaser.

(h)          Amendments to Derivative Securities to Remove Anti-Dilution Adjustment. All Derivative Securities issued by the Company as of or prior to the Execution Date (including those issued by the Company in June 2015) shall be amended, on terms and conditions satisfactory to Purchaser in its sole discretion to remove any ratchet anti-dilution or similar provisions that would result in a price or share adjustment and copies of all such amendments shall have been provided to Purchaser and be satisfactory to Purchaser; provided, however this shall not apply to warrants originally represented by Warrant No. W-2 issued to Penta Mezzanine SBIC Fund I, LP on February 6, 2015 for the purchase of 4,960,740 shares of Common Stock, Warrant Nos. 2015-2 and 2015-3 issued to JL-BBNC Mezz Utah, LLC on January 22, 2015 for the purchase of 1,164,700 shares of Common Stock respectively, or Warrant No. 2015-13 issued to JL Properties, Inc. on April 30, 2015 for the purchase of 465,880 shares of Common Stock. Without limiting the foregoing, none of the Derivative Securities (other than the warrants originally represented by Warrant Nos. W-2, 2015-2, 2015-3, and 2015-13) shall have any anti-dilution adjustment as a result of the Transaction.

(i)           Capstone Agreement Amendment. The Capstone Agreement shall have been amended in form and substance acceptable to Purchaser in its sole discretion and copy of the fully executed amendment shall have been provided to the Purchaser.

(j)           Consummation of Great Harbor Equity Financing. The Great Harbor Equity Financing Transactions shall have been consummated pursuant to the Great Harbor Equity Financing Documents without giving effect to any modifications, consents, amendments or waivers thereto unless the Purchaser shall have provided its written consent thereto, and the Company shall have provided Purchaser with duplicate copies of the executed Great Harbor Equity Financing Documents evidencing such consummation.

(k)          Consummation of Acquisition. The Acquisition shall have been (or, substantially contemporaneously with the Closing hereunder, will be) consummated pursuant to the Acquisition Agreement without giving effect to any modifications, consents, amendments or waivers thereto unless the Purchaser shall have provided its written consent thereto, and the Company shall have provided Purchaser with duplicate copies of the executed Acquisition Documents evidencing such consummation.

(l)           No Company Material Adverse Effect. Since March 31, 2015, there shall not have been any effect, change, condition, fact, development, occurrence or event that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or its Subsidiaries.

(m)         No Target Company Material Adverse Effect. Since March 31, 2015, there shall not have been any effect, change, condition, fact, development, occurrence or event that has had, or would reasonably be expected to have, individually or in the aggregate, a Target Company Material Adverse Effect.

(n)          Due Diligence. Purchaser shall have completed and be satisfied in its sole discretion its financial, business and legal due diligence with respect to the Company and its Subsidiaries and the Target Company.

(o)          Debt Waiver and Amendments.

(i)          The Company shall have received waivers of any and all defaults or events of default under its credit facilities with MidCap Funding X Trust, Penta Mezzanine SBIC Fund I, L.P. and JL-Mezz Utah, LLC (f/k/a JL-BBNC Mezz Utah, LLC), and amendments to the credit agreements, loan agreements or any other agreements of any kind with such lenders, and fully executed copies thereof and waivers and amendments satisfactory in form and substance to the Purchaser shall be provided to the Purchaser.

(ii)         The Purchaser shall have received a certificate in the form of Exhibit H hereto executed by the Company’s General Counsel.

(p)          Termination. This Agreement shall not have been terminated in accordance with Section 6.16 herein.

5.2          Conditions Precedent to the Obligations of the Company to sell Securities at the Closing. The Company’s obligation to sell and issue the Securities to the Purchaser at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)          Representations and Warranties. The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a different specified date.

(b)          Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Golisano Investment Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Golisano Investment Documents.

(d)          Purchaser Deliverables. The Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(e)          Termination. This Agreement shall not have been terminated in accordance with Section 6.16 herein.

Article 6

MISCELLANEOUS

6.1          Fees and Expenses.

(a)          The Company shall pay and be responsible for all of its own fees and expenses, including its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by Company in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.

(b)          Without regard to whether the Closing occurs, the Company shall pay and be responsible for all of Purchaser’s reasonable fees and expenses, including its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by Purchaser in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all of such fees and expenses incurred by Purchaser prior to the Closing, at the time of Closing and thereafter within ten (10) days following a request therefor by Purchaser which is accompanied by written invoice documenting in reasonable detail such fees and expenses of Purchaser (but not requiring detail time entries by the Purchaser's counsel). The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchaser.

6.2          Entire Agreement. The Golisano Investment Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter thereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Golisano Investment Documents.

6.3          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (b) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Twinlab Consolidated Holdings, Inc.
632 Broadway, Suite 201
New York, New York 10012
Attention: General Counsel

With a copy to (which shall not	Wilk Auslander LLP
constitute notice to the Company):	1515 Broadway
New York, New York, 10036
Attention: Joel I. Frank

If to the Purchaser:	Golisano Holdings LLC
One Fishers Road
Pittsford, New York 14534
Attention: B. Thomas Golisano, Member

With a copy to (which shall not	Woods Oviatt Gilman, LLP
constitute notice to the Purchaser):	Two State Street
Rochester, New York 14614
Attention: Gordon E. Forth

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4          Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5          Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Golisano Investment Documents.

6.6          Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser (other than by merger or consolidation or to an entity which acquires the Company, including by way of acquiring all or substantially all of the Company’s assets). The Purchaser may assign its rights hereunder in whole or in part to any Person to whom the Purchaser assigns or transfers any Securities in compliance with the Golisano Investment Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchaser.”

6.7          No Third-Party Beneficiaries. Except with respect to Section 4.8, which may be enforced by any Purchaser Party, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof; provided, however, that, the laws of the State of Delaware will govern (i) whether a Target Material Adverse Effect has occurred, (ii) compliance with any representations regarding the Acquisition Documents and (iii) whether the Acquisition has been consummated in accordance with the terms of the Acquisition Documents. Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Golisano Investment Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Golisano Investment Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Action has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9          Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities. The agreements and covenants contained herein shall survive the Closing for the applicable statute of limitations.

6.10        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.11        Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor and achieves that same or substantially the same effect or result, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12        Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Golisano Investment Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14        Payment Set Aside. To the extent that the Company makes a payment or payments to Purchaser pursuant to any Golisano Investment Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15        Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the Execution Date, each reference in any Golisano Investment Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.16        Termination.

(a)          This Agreement may be terminated and the sale and purchase of the Securities abandoned at any time after the Execution Date and prior to the Closing by:

(i)          mutual written consent of the Company and the Purchaser; or

(ii)         either the Company or the Purchaser, upon written notice to the other, if the Acquisition Agreement is terminated at any time;

(iii)        either the Company or the Purchaser, upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the earlier of (i) the Outside Date, or (ii) October 30, 2015, unless the Purchaser has provided written consent to an extension in its sole discretion; provided, however, that the right to terminate this Agreement under this Section 6.16 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

6.17        Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.16, this Agreement shall be of no further force or effect provided, however, that: (a) this Article 6 shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement or fraud or impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Golisano Investment Documents.

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In Witness Whereof, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/s/ Thomas A. Tolworthy
Name: Thomas A. Tolworthy
Title: President and Chief Executive Officer

GOLISANO HOLDINGS LLC

By:	/s/ B. Thomas Golisano
Name: B. Thomas Golisano
Title: Member

EXHIBITS:

A:	Form of Warrant
B:	Form of Registration Rights Agreement
C:	Form of Voting Agreement
D	Irrevocable Transfer Agent Instructions
E:	Form of Secretary’s Certificate
F:	Form of Compliance Certificate
G:	Form of Legal Opinion
H:	Form of Section 5.1(o) Officer’s Certificate

EXHIBIT A

Form of WARRANT

See attached.

EXHIBIT b

Form of REGISTRATION RIGHTS Agreement

See attached.

EXHIBIT C

Form of VOTING Agreement

See attached.

EXHIBIT d

Form of Irrevocable Transfer Agent Instructions

[_________], 2015

[Transfer Agent]
____________________

____________________

____________________

Attn: [____________]

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of _________, 2015 (the “Agreement”), by and between Twinlab Consolidated Holdings, Inc., a Nevada corporation (the “Company”), and [__________________] (including permitted transferees, the “Holders”), pursuant to which the Company is issuing to the Holders shares (the “Shares”) of Common Stock of the Company, par value $0.001 per share (the “Common Stock”).

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time and the conditions set forth in this letter are satisfied), subject to any stop transfer instructions that we may issue to you from time to time, if any, to (i) issue, promptly following the date hereof, certificates representing the Shares bearing the legend set forth herein below, in the names of the Holders and the number of Shares as set forth in the attachments delivered herewith, and to deliver such certificates within three (3) business days after the date hereof to the address for each such Holder as set forth on such attachments delivered herewith, and (ii) issue certificates representing shares of Common Stock upon transfer or resale of the Shares, which certificates shall or shall not bear the legend set forth herein below as described below.

You acknowledge and agree that so long as you have received (a) written confirmation from the Company’s legal counsel that a registration statement covering resales of the Shares has been declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), a copy of such registration statement and any other documents reasonably requested by you from the applicable Holder (and provided that you have not received written instruction from the Company or its legal counsel that such registration statement has been suspended or is no longer effective), (b) written confirmation from the Company’s legal counsel that the Shares are eligible for sale in conformity with Rule 144 under the Securities Act (“Rule 144”) and customary documentation from a Holder and its broker with respect to a sale pursuant to Rule 144, or (c) written confirmation from the Company’s legal counsel that the Shares are eligible for sale without the requirement that the Company be in compliance with the current public information requirements of Rule 144 and without other restriction in conformity with Rule 144, then, unless otherwise required by law, within three (3) business days of your receipt of certificate of Common Stock and documentation required pursuant to clause (a) or (b) above, as applicable, or a request from a Holder for the issuance of an unlegended certificate in the event that you have received the written confirmation set forth in clause (c) above, you shall issue the certificates representing the Shares registered in the names of the purchaser of such Shares or the Holder, as the case may be, and such certificates shall not bear any legend restricting transfer of the Shares thereby and should not be subject to any stop-transfer restriction.

All certificates representing the Shares issued pursuant to the instruction set forth in clause (i) of the second paragraph of this letter shall bear the following legend (and, solely to the extent instructed to you by the Company or its legal counsel, a customary “affiliates” legend), and, in the event that you have not received the documentation required pursuant to clause (a), (b) or (c) of the immediately preceding paragraph, then the certificates representing any shares of Common Stock issued pursuant to the instruction set forth in clause (ii) of the second paragraph of this letter shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

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[SIGNATURE PAGE FOLLOWS]

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:
Name: Thomas A. Tolworthy
Title: President and Chief Executive Officer

Acknowledged and Agreed:

TRANSFER AGENT:

By:
Name:
Title:

Date:

EXHIBIT e

Form of Secretary’s Certificate

Date: October ___, 2015

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Twinlab Consolidated Holdings, Inc., a Nevada corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of October ___, 2015, by and between the Company and the Purchaser party thereto (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1.          Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on, or by unanimous written consent dated __________, 2015. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.          Attached hereto as Exhibit B is a true, correct and complete copy of the Articles of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Articles of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

3.          Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

4.          Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

Thomas A. Tolworthy	President and Chief Executive Officer

In Witness Whereof, the undersigned has executed this Secretary’s Certificate as of the date first written above.

Richard H. Neuwirth
Secretary

I, Thomas A. Tolworthy, President and Chief Executive Officer of the Company, hereby certify that Richard H. Neuwirth is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

Thomas A. Tolworthy
President and Chief Executive Officer

EXHIBIT f

COMPLIANCE CERTIFICATE

See attached.

EXHIBIT G

Form of legal opinion

See attached.

EXHIBIT H

Section 5.1(o) Officer’s Certificate

See attached.